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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549

                          ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                OCTOBER 3, 1997
                Date of Report (Date of earliest event reported)

                       COMMISSION FILE NUMBER:   0-21499

                            SPECIALTY CATALOG CORP.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                        04-3253301
(State or Other Jurisdiction of                (IRS Employer Identification No.)
 Incorporation or Organization)



                                21 BRISTOL DRIVE
                       SOUTH EASTON, MASSACHUSETTS 02375
                    (Address of principal executive offices)


                        TELEPHONE NUMBER (508) 238-0199
              (Registrant's telephone number, including area code)



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                            SPECIALTY CATALOG CORP.


                                     INDEX



                                                       Page No.

ITEM 2.  ACQUISITION OF ASSETS                           3 - 4

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS                          4

SIGNATURES                                                 5

                                       2
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ITEM 2.  ACQUISITION OF ASSETS

     On October 3, 1997, Daxbourne International Limited (the "Buyer"), a wholly owned subsidiary of SC Corporation, which in turn is the principal operating subsidiary of Specialty Catalog Corp. (the "Registrant"), accepted an offer to acquire the assets of Daxbourne Limited, Postinstant Limited and MC Hairways Limited (collectively, the "Sellers").

     The Sellers are an affiliated group, known collectively as "The Daxbourne Group". The Daxbourne Group is a leading retailer of women's wigs, hairpieces and related products in the U.K. The Daxbourne Group distributes wigs and hairpieces under its Jacqueline Collection, Pretty Woman and Natural Image brands, and has established a strong presence in the U.K. through catalog, retail and wholesale distribution channels. The Sellers had net sales of approximately 3,120,000(Pounds) ($4,993,000) for its fiscal year ended April 30, 1997.

     The Daxbourne Group retained the services of Livingstone Guarantee to search for a buyer for the company. Dawnay, Day Corporate Finance Limited ("Dawnay Day") received a copy of the Offering Memorandum prepared by Livingstone Guarantee, and referred the potential acquisition to, among other potential buyers, the Registrant. Mr. Guy Naggar, Chairman of Dawnay, Day and Co. Limited, the parent of Dawnay Day, owns a significant portion of the Registrant's common stock and is also a member of the Registrant's board of directors.

     Once the Registrant was identified as a potential buyer, the Registrant entered into an agreement whereby Dawnay Day agreed to act as the investment advisor for the Registrant in connection with the transaction. Dawnay Day's fee for initiating the transaction and acting as the Registrant's advisor, which was negotiated on an arms-length basis, was based on the Lehman formula and would be paid only on completion of a transaction. Based on the purchase price, the fee amounted to 112,500(Pounds) ($180,000) and was paid by the Registrant upon completion of the transaction. Dawnay Day was also reimbursed for its out-of-pocket expenses, which amounted to 622(Pounds) ($995). There were no other material relationships relating to this transaction.

     As part of this transaction, the Registrant has acquired substantially all of the inventory, real property, physical plant and equipment and other assets used in connection with the Sellers' business. Such assets were used in the ordinary course of the Sellers' business as described above, and the Registrant anticipates that the Buyer will continue such uses.

     As aggregate consideration for this acquisition, the Company (i) paid 2,250,000(Pounds) ($3,600,000) at the closing of the transaction (the "Closing"), (ii) agreed to assume certain liabilities of the Sellers totaling approximately 162,000(Pounds) ($259,200), and (iii) agreed to pay 300,000(Pounds) ($480,000), without interest, on the one year anniversary of the closing. Such aggregate consideration is subject to possible increase or decrease upon the completion of certain accounts within three months of the Closing to determine the working capital at September 28, 1997.

                                       3
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     The Registrant financed this acquisition through its senior facility with
BankBoston N.A., which was increased from an $11 million U.S. facility to a $15 million combined U.S. and U.K. facility. The amount outstanding under this facility prior to the closing of the transaction was approximately $6,200,000.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     The financial statements of the acquired company and the Pro Forma financial statements shall be filed via amendment to this current report on Form 8-K within sixty days hereof. The following documents are filed as exhibits to this current report on Form 8-K.

          Exhibit No.         Description
          -----------         -----------
          2.1                 Terms of Offer made by Daxbourne Limited,
                              Postinstant Limited and MC Hairways Limited to
                              Daxbourne International Limited.

          2.2 The Offer Letter from Daxbourne Limited, Postinstant Limited and MC Hairways Limited addressed to Daxbourne International Limited.



                                       4
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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    SPECIALTY CATALOG CORP.


Dated: October 17, 1997             /s/ Steven L. Bock
                                    ------------------------------------
                                    Steven L. Bock
                                    Chairman and Chief Executive Officer

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